UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Empire Resorts, Inc. has filed this Amendment to its Current Report on Form 8-K, dated March 20, 2012, to revise its disclosure concerning the dismissal of its former independent registered public accountant, Friedman LLP, in response to certain comments received from the staff of the Securities and Exchange Commission. Namely, the second paragraph in Item 4.01 below has been revised to indicate no disagreements existed with Friedman LLP through the date of dismissal. The third paragraph in Item 4.01 below also has been revised to reference Friedman LLP’s report in connection with the fiscal years ended 2011 and 2010 rather than 2011 alone. In addition, a new letter from Friedman LLP is attached hereto as Exhibit 16.1 in connection with its review of this Form 8-K/A. Except for the changes described herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 20, 2012, the Audit Committee of the Board of Directors (the “Audit Committee”) of Empire Resorts, Inc. (the “Company”) dismissed the Company’s independent registered public accountant, Friedman LLP. The Company will continue to work with Friedman LLP to complete certain audit-related and tax services related to the 2011 fiscal year.

In connection with the audits of the fiscal years ended December 31, 2011 and 2010 and through March 20, 2012, no disagreements exist with Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Friedman LLP would have caused them to make reference in connection with their report to the subject of the disagreement(s).

Friedman LLP’s report on the financial statements of the Company for the year ended December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Friedman LLP’s report on the financial statements of the Company for the year ended December 31, 2010 contained a going-concern opinion.

The Company has authorized Friedman LLP to respond fully to any inquiries of the new auditors hired by the Company relating to their engagement as the Company’s independent accountant. The Company has requested that Friedman LLP review the disclosure herein and has been given the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respect in which it does not agree with the statements made by the company herein. Such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On March 20, 2012, the Company’s Board of Directors approved the appointment of Ernst & Young as the Company’s independent registered public accountant. The decision to engage Ernst & Young was approved by the Audit Committee. Prior to March 20, 2012, the Company did not consult with Ernst & Young regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter, dated March 22, 2012, of Friedman LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2012

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

Exhibit Index

16.1	Letter, dated March 22, 2012, of Friedman LLP.